Exhibit 5.1

Snell & Wilmer
L.L.P.
LAW OFFICES

50 West Liberty Street
Suite 510
Reno, NV 89501
775.785.5440
775.785.5441 (Fax)
www.swlaw.com

ALBUQUERQUE
BOISE
DENVER
LAS VEGAS
LOS ANGELES
LOS CABOS
ORANGE COUNTY
PHOENIX
PORTLAND
RENO
SALT LAKE CITY
SAN DIEGO
SEATTLE
TUCSON
WASHINGTON DC

April 7, 2021

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913

Re: Prospectus Supplement

Ladies and Gentlemen:

We have acted as your special counsel in connection with the Prospectus Supplement filed on April 7, 2021 by NeoGenomics, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Prospectus Supplement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), which is part of the Registration Statement on Form S-3 (File No. 333-231608) and Prospectus that were filed with the Securities and Exchange Commission and became effective on May 20, 2019 (the "Registration Statement"), relating to the registration of up to 597,712 shares of the Company's common stock, par value $0.001 per share (the "Shares"), that were issued to the selling stockholders in connection with the Company's acquisition of Intervention Insights, Inc. d/b/a Trapelo Health ("Trapelo"), pursuant to that certain Agreement and Plan of Merger dated as of March 23, 2021 by and between Trapelo and NeoGenomics Bioinformatics, Inc., a Florida corporation, a wholly owned subsidiary of the Company (the "Merger Agreement"), which may be sold from time to time by the selling stockholders (or their successors). Capitalized terms used in this letter which are not otherwise defined shall have the meanings given to such terms in the Prospectus Supplement.

You have requested our opinion as to the matters set forth below in connection with the Prospectus Supplement. For purposes of rendering this opinion, we have examined the Registration Statement, the Prospectus Supplement, the Company's articles of incorporation, as amended, amended and restated bylaws, as amended, and the Minutes of the Special Meeting of the Company's Board of Directors dated March 4, 2021 and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon certificates made by officers of the Company. In rendering our opinion, in addition to the assumptions that are customary in opinion letters of this kind, we have assumed the genuineness of signatures on the documents we have examined, the legal capacity and authority of the persons signing the documents we have examined, the truth and accuracy of all

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Snell & Wilmer __________ L.L.P. __________ NeoGenomics, Inc. April 7, 2021 Page 2 representations and warranties, that the Registration Statement, Prospectus Supplement, and any other related prospectus have become effective and have been properly filed, the conformity to authentic documents of all documents submitted to us as copies, and that the Company had sufficient authorized and unissued shares of common stock available with respect to any of the Shares. We have not verified any of these assumptions. This opinion is rendered as of the date of this letter and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any federal or state securities laws. Based upon and subject to the foregoing, it is our opinion that the Shares were duly authorized for issuance by the Company and, when issued and paid for pursuant to the Merger Agreement, will be validly issued, fully paid, and nonassessable. We consent to the filing of this opinion as an exhibit to the Prospectus Supplement and to the reference to this firm in the Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations under such act. Very truly yours, /s/ Snell & Wilmer L.L.P. Snell & Wilmer L.L.P.